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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 033-88414) of our report dated February 4, 2000, on our audits of the consolidated financial statements of The Cheesecake Factory Incorporated and Subsidiaries as of December 28, 1999 and December 29, 1998 and for each of the three fiscal years in the period ended December 28, 1999, which report is included in the Company's Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

Los Angeles, California
March 27, 2000